Exhibit 99.1
Motorola Solutions Reports Third-Quarter 2021 Financial Results
Company raises full-year revenue and EPS guidance again following record Q3 revenue and earnings

•Sales of $2.1 billion, up 13% versus a year ago
◦Products and Systems Integration sales up 14%
◦Software and Services sales up 11%
•GAAP earnings per share (EPS) of $1.76
•Non-GAAP EPS* of $2.35, up 21% versus a year ago
•Record Q3 ending backlog of $11.4 billion, up 7% versus a year ago
•Generated $376 million of operating cash flow
•Subsequent to quarter end, acquired Envysion, a leader in enterprise video security and business analytics for $124 million

CHICAGO – November 4, 2021 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2021.

"Q3 was another excellent quarter, highlighted by double-digit revenue growth and strong operating margin expansion in both segments," said Greg Brown, chairman and CEO of Motorola Solutions. “Our Q3 record-ending backlog and continued business momentum position us well to finish the year with record sales, earnings, and cash flow.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q3 2021	Q3 2020	% Change
Sales	$2,107	$1,868	13%
GAAP
Operating Earnings	$451	$352	28%
% of Sales	21.4%	18.9%
EPS	$1.76	$1.18	49%
Non-GAAP*
Operating Earnings	$555	$463	20%
% of Sales	26.3%	24.8%
EPS	$2.35	$1.95	21%
Products and Systems Integration Segment
Sales	$1,325	$1,163	14%
GAAP Operating Earnings	$224	$164	37%
% of Sales	16.9%	14.1%
Non-GAAP Operating Earnings*	$273	$219	25%
% of Sales	20.6%	18.9%
Software and Services Segment
Sales	$782	$705	11%
GAAP Operating Earnings	$227	$188	21%
% of Sales	29.1%	26.7%
Non-GAAP Operating Earnings*	$282	$244	16%
% of Sales	36.0%	34.6%
*Non-GAAP financial information excludes the after-tax impact of approximately $0.59 per diluted share related to highlighted items, including share-based compensation expenses and intangible assets amortization expense. Details regarding these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•Revenue - Sales were $2.1 billion, up 13% from the year-ago quarter driven by growth in both North America and International. Revenue from acquisitions was $15 million and currency tailwinds were $25 million in the quarter. The Products and Systems Integration segment grew 14% driven by growth in land mobile radio (LMR) and video security. The Software and Services segment grew 11%, driven by growth in LMR services, video security and command center software.
•Operating margin - GAAP operating margin was 21.4% of sales, up from 18.9% in the year-ago quarter. Non-GAAP operating margin was 26.3% of sales, up from 24.8% in the year-ago quarter. The increase in both GAAP and non-GAAP operating margins was primarily due to higher sales, higher gross margin and improved operating leverage in both segments. GAAP operating margin was also positively impacted by lower reorganization charges in the current quarter as compared to the year-ago quarter.
•Taxes - The GAAP effective tax rate was 24.0%, compared to 18.0% in the year-ago quarter. The non-GAAP effective tax rate was 22.4%, compared to 19.7% in the year-ago quarter. Both the GAAP and non-GAAP tax rates were higher in the current quarter primarily due to higher discrete benefits in the year-ago quarter from favorable U.S. return-to-provision adjustments.
•Cash flow - Operating cash flow was $376 million, compared to $392 million in the year-ago quarter. Free cash flow was $315 million, compared to $343 million in the year-ago quarter. Both the operating cash flow and free cash flow for the quarter decreased primarily due to an increase in working capital, partially offset by higher earnings. Year-to-date operating cash flow was $1.1 billion, up $225 million compared to last year, and free cash flow was $959 million, up $201 million compared to last year. The increase in year-to-date operating cash flow and free cash flow was primarily driven by higher earnings, partially offset by higher cash taxes paid in the current year.
•Capital allocation - During the quarter, the company repurchased $137 million of shares, paid $120 million in cash dividends and incurred $61 million of capital expenditures. Additionally, the company closed the acquisition of Openpath for $297 million, net of cash acquired, and invested $50 million in equity securities of Evolv Technologies. Subsequent to quarter end, the company acquired Envysion, a leader in enterprise video security and business analytics for $124 million, net of cash acquired.
•Backlog - The company ended the quarter with record Q3 backlog of $11.4 billion, up 7%, or $710 million, from the year-ago quarter. Products and Systems Integration segment backlog was up 24%, or $704 million. The growth was primarily driven by strong LMR demand in both regions. Software and Services segment backlog was up $6 million, driven by a $479 million increase in multi-year services and software contracts, partially offset by revenue recognition on Airwave and ESN.

NOTABLE WINS AND ACHIEVEMENTS

Software and Services
•$41 million command center software contract with a U.S. state and local customer
•$31 million P25 multi-year services extension for a customer in North America
•$17 million PTT over broadband multi-year renewal with a large U.S. customer
•$7 million CommandCentral suite and video security order with the City of Yonkers, NY
•32% growth in Video Security and Access Control software
•Launched the M500, the first in-car video system enabled by artificial intelligence

Products and Systems Integration
•$72 million of P25 orders for a U.S. federal customer
•$70 million TETRA order for the German Navy
•$45 million TETRA system upgrade order for a large customer in EMEA
•$43 million P25 order for a North America customer
•$22 million P25 upgrade order for Metro São Paulo, Brazil
•23% growth in Video Security and Access Control products

BUSINESS OUTLOOK

•Full-year 2021 - Motorola Solutions now expects revenue growth of 10% to 10.25%, up from the prior guidance of growth of 9.5% to 10%, and non-GAAP EPS in the range of $9.00 to $9.04, up from the prior guidance of $8.88 to $8.98. This assumes current foreign exchange rates, approximately 174 million fully diluted shares, and an effective tax rate of approximately 21.5%.

The company has not quantitatively reconciled its guidance for forward-looking non-GAAP metrics to their most comparable GAAP measures because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

COVID-19
The company continues to monitor the daily evolution of the COVID-19 pandemic, including the spread of the delta variant, and adhere to its plans to keep its employees and customers healthy and safe, including encouraging office workers to work remotely, reducing employee travel, withdrawing from certain industry events, increasing the frequency of cleaning services, encouraging face coverings and using thermal scanning.

Additionally, in September 2021 the President of the United States signed an executive order, and related guidance was published that, together, require certain COVID-19 precautions for federal contractors and their subcontractors, including mandatory COVID-19 vaccines for employees (subject to medical and religious exemptions) (the "executive order"). The company is classified as a federal contractor due to a number of its agreements. In October 2021, the company announced to its U.S. employees that the federal vaccine mandate would require all of its U.S. employees (subject to the exemptions described above) to be vaccinated by December 8, 2021. The company continues to evaluate the potential impact of this executive order on its business. As a result of the federal vaccine mandate, the company may experience constraints on its workforce and the workforce of its supply chain, which could require the company to adapt its operations.

As the company has progressed through 2021, its supply chain has been increasingly impacted by global issues related to the effects of the COVID-19 pandemic, particularly with respect to materials in the semiconductor market, including part shortages, increased freight costs, diminished transportation capacity and labor constraints. This has resulted in disruptions in the company's supply chain, difficulty in procuring components and materials necessary for the company's products and services, and constraints in the company's ability to meet customer demand, which the company anticipates will continue at least into the first half of 2022. The company is closely monitoring its supply chain and has maintained an active dialogue, and in some cases developed plans, with key suppliers in an effort to mitigate supply chain risks or otherwise minimize the impact from those risks. The company will continue to actively manage its supply chain in an effort to prevent major delays in selling its products and services.

Although the COVID-19 pandemic continued to introduce challenges in the third quarter of 2021, the company is encouraged by customer demand for its products and services. Specifically, in the Software and Services segment, with the largely recurring nature of the business and the company's strong backlog position, the company continues to expect that the impacts on net sales and operating margin will be limited for the remainder of 2021. Within the Products and Systems Integration segment, while the company is encouraged by strong LMR backlog, and the resiliency of the Video Security and Access Control technology that experienced growth in the third quarter of 2021 and which the company expects to continue to grow for the remainder of 2021, supply constraints continue to impact the company's LMR business and the company expects demand for its products will continue to out-pace its ability to obtain supply for the remainder of 2021. In addition, in March 2021, the President of the United States signed into law the American Rescue Plan Act of 2021 ("ARPA"), which is intended to provide economic stimulus, specifically additional funding to state and local governments, education and healthcare, as well as other funding relief provisions, in order to address the impact of the COVID-19 pandemic. The company continues to evaluate the potential impact of the ARPA on its business and results of operations, although the company anticipates that the ARPA will have a positive impact on its business and results of operations during the remainder of 2021 and beyond as the company expects its governmental customers to receive funding from the ARPA.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Time (5 p.m. U.S. Eastern Time) on Thursday, November 4. The conference call will be webcast live at www.motorolasolutions.com/investor. An archive of the webcast will be available for a limited period of time thereafter.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q3 2021	Q3 2020
Net sales	$2,107	$1,868
Gross margin	$1,045	$909
Operating earnings	$451	$352
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	$307	$205
Diluted EPS	$1.76	$1.18
Weighted average diluted common shares outstanding	174.1	173.5

HIGHLIGHTED ITEMS
The table below includes highlighted items, including share-based compensation expenses and intangible assets amortization expense, for the third quarter of 2021.

(per diluted common share)	Q3 2021
GAAP EPS	$1.76
Highlighted Items:
Intangible assets amortization expense	$0.27
Share-based compensation expenses	0.16
Fair value adjustments to equity investments	0.08
Hytera-related legal expenses	0.04
Reorganization of business charges	0.02
Acquisition-related transaction fees	0.02
Adjustments to uncertain tax positions	0.01
Release of valuation allowance on deferred tax assets	(0.01)
Non-GAAP EPS	$2.35

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP") included in this news release, Motorola Solutions also has included non-GAAP measurements of results, including free cash flow, non-GAAP operating earnings, non-GAAP EPS, non-GAAP operating margin, non-GAAP tax rate and organic revenue. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period-to-period and allow better comparisons of its operating performance to that of its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes these measurements enable it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, GAAP measurements.

Reconciliations: Details and reconciliations of such non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this news release.

Free cash flow: Free cash flow represents net cash provided by operating activities less capital expenditures. The company believes that free cash flow is useful to investors as the basis for comparing its performance and coverage ratios with other companies in the company's industries, although the company's measure of free cash flow may not be directly comparable to similar measures used by other companies. This measure is also used as a component of incentive compensation.

Organic revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters. The company believes organic revenue provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Non-GAAP operating earnings, non-GAAP EPS and non-GAAP operating margin each excludes highlighted items, including share-based compensation expenses and intangible assets amortization expense, as follows:

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction fees, tangible and intangible asset impairments, reorganization of business charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, Hytera-related legal expenses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Hytera-Related Legal Expenses: On March 14, 2017, the company filed a complaint in the U.S. District Court for the Northern District of Illinois (the “Court”) against Hytera Communications Corporation Limited of Shenzhen, China; Hytera America, Inc.; and Hytera Communications America (West), Inc. (collectively, “Hytera”), alleging trade secret theft and copyright infringement and seeking, among other things, injunctive relief, compensatory damages, and punitive damages. On February 14, 2020, the company announced that a jury decided in the company's favor in its trade secret theft and copyright infringement case. In connection with this verdict, the jury awarded the company $345.8 million in compensatory damages and $418.8 million in punitive damages, for a total of $764.6 million. The Court denied Hytera’s motion for a new trial on October 20, 2020. On December 17, 2020, the Court denied the company’s motion for a permanent injunction, finding instead that Hytera must pay the company a forward-looking reasonable royalty on products that use the company’s stolen trade secrets. As of the third quarter of 2021, the parties were unable to agree on a reasonable royalty rate. Therefore, the Court will set the rate. The issue is fully briefed by the parties and awaits the Court's determination.

On January 8, 2021, the Court granted Hytera’s motion for certain equitable relief and reduced the $764.6 million judgment award to $543.7 million. That same day, the Court also granted the company’s motion for pre-judgment interest. On August 10, 2021, the Court ruled that Hytera must pay the company $51.1 million in pre-judgment interest and $2.6 million in costs. On March 25, 2021, the Court entered rulings favorable to the company with respect to several of the company's post-trial motions, including the company's motion for attorneys' fees and its motion to require Hytera to turn over certain assets in satisfaction of the company’s judgment award. On September 29, 2021, the company filed two additional motions with the Court, requesting the Court to reconsider its order denying the company’s request for an injunction, and requesting that the Court enforce its ruling requiring Hytera to turn over certain assets in satisfaction of the company's judgment award, or, in the alternative, hold Hytera in contempt. Subsequent to quarter end, on October 15, 2021, the Court granted the company’s request for $34.2 million in attorneys’ fees against Hytera.

On September 7, 2021, Hytera filed a notice of appeal of the Court’s judgment with the U.S. Court of Appeals for the Seventh Circuit (the "Court of Appeals"). The parties are briefing a jurisdictional issue raised by the Court of Appeals in response to Hytera's notice of appeal.

On May 27, 2020, Hytera America, Inc. and Hytera Communications America (West), Inc. each filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Central District of California (the “Bankruptcy Court”). The company filed motions in the Bankruptcy Court to dismiss the bankruptcy proceedings in July 2020. On January 22, 2021, the Bankruptcy Court entered an agreed order, allowing a partial sale of Hytera's U.S. assets in the bankruptcy proceedings. The proposed sale does not include Hytera inventory accused of including the company’s intellectual property.

Management typically considers legal expenses associated with defending the company's intellectual property as “normal and recurring” and accordingly, Hytera-related legal expenses were included in both the company's GAAP and non-GAAP operating income for fiscal years 2017, 2018 and 2019. The company anticipates further expenses associated with Hytera-related litigation; however, as of 2020, the company believes that these expenses are no longer a part of the “normal and recurring” legal expenses incurred to operate its business. In addition, if any contingent or actual gain associated with the Hytera litigation is recognized in the future, it will be similarly excluded from the company's non-GAAP operating income. The company believes after the jury award, the presentation of excluding both Hytera-related legal expenses and gains related to awards better aligns with how management evaluates the company's ongoing underlying business performance.

Share-based compensation expenses: The company has excluded share-based compensation expenses from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expenses primarily because it represents a significant non-cash expense. Share-based compensation expenses will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

FORWARD LOOKING STATEMENTS
This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the full-year of 2021, and the impact of the COVID-19 pandemic, the ARPA and the executive order on Motorola Solutions' business and results of operations. Motorola Solutions cautions the reader that the risks and uncertainties below, as well as those in Part I Item 1A of Motorola Solutions' 2020 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (i) the impact including increased costs and potential liabilities, associated with changes in laws and regulations regarding privacy, data protection and information security; (ii) challenges relating to existing or future legislation and regulations pertaining to artificial intelligence (“AI”) and AI-enabled products; (iii) the impact of government regulation of radio frequencies; (iv) audits and regulations and laws applicable to our U.S. government customer contracts and grants; (v) the continuing and future impact of the COVID-19 pandemic on our business; (vi) additional compliance obligations and increased risk and competition associated with the expansion of our platforms within our Products and Systems Integration and Software and Services segments; (vii) the effectiveness of our investments in new products and technologies; (viii) the effectiveness of our integrations of acquired businesses; (ix) a security breach or other significant disruption of our IT systems; (x) our inability to protect our intellectual property or potential infringement of intellectual property rights of third parties; (xi) our license of the MOTOROLA, MOTO, MOTOROLA SOLUTIONS and the Stylized M logo and all derivatives and formatives thereof from Motorola Trademark Holdings, LLC; (xii) the global nature of our employees, customers, suppliers and outsource partners; (xiii) our use of third-parties to develop, design and/or manufacture many of our components and some of our products, and to perform portions of our business operations; (xiv) the inability of our subcontractors to perform in a timely and compliant manner; (xv) our inability to purchase at acceptable prices a sufficient amount of materials, parts, and components, as well as software and services, to meet the demands of our customers; (xvi) risks related to our large, multi-year system and services contracts; (xvii) the inability of our products to meet our customers’ expectations or regulatory or industry standards; (xviii) impact of current global economic and political conditions in the markets in which we operate; (xix) the inability to settle for cash our 1.75% senior convertible notes; (xx) impact of returns on pension and retirement plan assets and interest rate changes; (xxi) inability to attract and retain senior management and key employees; (xxii) impact of product regulatory and safety, consumer, worker safety and environmental laws; (xxiii) inability to access the capital markets for financing on acceptable terms and conditions; (xxiv) impact of tax matters; (xxv) impact of the ARPA on our business; (xxvi) the return of capital to shareholders through dividends and/or repurchasing shares; and (xxvii) the impact of the executive order on our business. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in public safety and enterprise security. Our solutions in land mobile radio mission-critical communications, video security & access control and command center software, bolstered by managed & support services, create the most integrated technology ecosystem to make communities safer and help businesses stay productive and secure. At Motorola Solutions, we’re ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com.

MEDIA CONTACT
Alexandra Reynolds
Motorola Solutions
+1 312-965-3968
alexandra.reynolds@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2021 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	October 2, 2021	September 26, 2020
Net sales from products	$1,221	$1,044
Net sales from services	886	824
Net sales	2,107	1,868
Costs of products sales	559	487
Costs of services sales	503	472
Costs of sales	1,062	959
Gross margin	1,045	909
Selling, general and administrative expenses	351	313
Research and development expenditures	183	175
Other charges	4	15
Intangibles amortization	56	54
Operating earnings	451	352
Other income (expense):
Interest expense, net	(56)	(58)
Loss on sales of investments and businesses, net	—	(1)
Other, net	10	(42)
Total other expense	(46)	(101)
Net earnings before income taxes	405	251
Income tax expense	97	45
Net earnings	308	206
Less: Earnings attributable to non-controlling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$307	$205
Earnings per common share:
Basic	$1.81	$1.21
Diluted	$1.76	$1.18
Weighted average common shares outstanding:
Basic	169.2	169.7
Diluted	174.1	173.5

	Percentage of Net Sales*
Net sales from products	57.9%	55.9%
Net sales from services	42.1%	44.1%
Net sales	100.0%	100.0%
Costs of products sales	45.8%	46.6%
Costs of services sales	56.8%	57.3%
Costs of sales	50.4%	51.3%
Gross margin	49.6%	48.7%
Selling, general and administrative expenses	16.7%	16.7%
Research and development expenditures	8.7%	9.4%
Other charges	0.2%	0.8%
Intangibles amortization	2.7%	2.9%
Operating earnings	21.4%	18.9%
Other income (expense):
Interest expense, net	(2.7)%	(3.1)%
Loss on sales of investments and businesses, net	—%	(0.1)%
Other, net	0.5%	(2.2)%
Total other expense	(2.2)%	(5.4)%
Net earnings before income taxes	19.2%	13.4%
Income tax expense	4.6%	2.4%
Net earnings	14.6%	11.0%
Less: Earnings attributable to non-controlling interests	—%	—%
Net earnings attributable to Motorola Solutions, Inc.	14.6%	11.0%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Net sales from products	$3,250	$2,807
Net sales from services	2,601	2,334
Net sales	5,851	5,141
Costs of products sales	1,516	1,325
Costs of services sales	1,478	1,354
Costs of sales	2,994	2,679
Gross margin	2,857	2,462
Selling, general and administrative expenses	985	951
Research and development expenditures	545	505
Other charges	37	20
Intangibles amortization	172	158
Operating earnings	1,118	828
Other income (expense):
Interest expense, net	(154)	(167)
Loss on sales of investments and businesses, net	—	(1)
Other, net	70	(8)
Total other expense	(84)	(176)
Net earnings before income taxes	1,034	652
Income tax expense	186	112
Net earnings	848	540
Less: Earnings attributable to non-controlling interests	4	3
Net earnings attributable to Motorola Solutions, Inc.	$844	$537
Earnings per common share:
Basic	$4.98	$3.16
Diluted	$4.87	$3.08
Weighted average common shares outstanding:
Basic	169.3	170.1
Diluted	173.4	174.3

	Percentage of Net Sales*
Net sales from products	55.5%	54.6%
Net sales from services	44.5%	45.4%
Net sales	100.0%	100.0%
Costs of products sales	46.6%	47.2%
Costs of services sales	56.8%	58.0%
Costs of sales	51.2%	52.1%
Gross margin	48.8%	47.9%
Selling, general and administrative expenses	16.8%	18.5%
Research and development expenditures	9.3%	9.8%
Other charges	0.6%	0.4%
Intangibles amortization	2.9%	3.1%
Operating earnings	19.1%	16.1%
Other income (expense):
Interest expense, net	(2.6)%	(3.3)%
Loss on sales of investments and businesses, net	—%	—%
Other, net	1.2%	(0.2)%
Total other expense	(1.4)%	(3.4)%
Net earnings before income taxes	17.7%	12.7%
Income tax expense	3.2%	2.2%
Net earnings	14.5%	10.5%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	14.4%	10.4%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 2, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,653	$1,254
Accounts receivable, net	1,196	1,390
Contract assets	1,030	933
Inventories, net	604	508
Other current assets	252	242
Total current assets	4,735	4,327
Property, plant and equipment, net	1,021	1,022
Operating lease assets	405	468
Investments	214	158
Deferred income taxes	934	966
Goodwill	2,449	2,219
Intangible assets, net	1,134	1,234
Other assets	530	482
Total assets	$11,422	$10,876
Liabilities and Stockholders' Equity (Deficit)
Current portion of long-term debt	$6	$12
Accounts payable	620	612
Contract liabilities	1,538	1,554
Accrued liabilities	1,265	1,311
Total current liabilities	3,429	3,489
Long-term debt	5,687	5,163
Operating lease liabilities	321	402
Other liabilities	2,233	2,363
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(263)	(558)
Non-controlling interests	15	17
Total liabilities and stockholders’ equity (deficit)	$11,422	$10,876

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	October 2, 2021	September 26, 2020
Operating
Net earnings	$308	$206
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	105	103
Non-cash other charges	18	12
Share-based compensation expenses	34	31
Loss on sales of investments and businesses, net	—	1
Loss from the extinguishment of long-term debt	—	56
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(32)	26
Inventories	(46)	(1)
Other current assets and contract assets	(270)	(137)
Accounts payable, accrued liabilities, and contract liabilities	259	75
Other assets and liabilities	(25)	(3)
Deferred income taxes	25	23
Net cash provided by operating activities	376	392
Investing
Acquisitions and investments, net	(351)	(181)
Proceeds from sales of investments and businesses, net	1	2
Capital expenditures	(61)	(49)
Net cash used for investing activities	(411)	(228)
Financing
Repayments of debt	(3)	(903)
Repayment of revolving credit facility draw	—	(300)
Net proceeds from issuance of debt	—	892
Issuances of common stock	39	10
Purchases of common stock	(125)	(105)
Payments of dividends	(120)	(109)
Net cash used for financing activities	(209)	(515)
Effect of exchange rate changes on total cash and cash equivalents	(24)	17
Net decrease in total cash and cash equivalents	(268)	(334)
Cash and cash equivalents, beginning of period	1,921	1,341
Cash and cash equivalents, end of period	$1,653	$1,007

Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$376	$392
Capital expenditures	(61)	(49)
Free cash flow*	$315	$343
*Free cash flow is a non-GAAP financial measure and is calculated as Net cash provided by operating activities - Capital expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Operating
Net earnings	$848	$540
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	325	300
Non-cash other income	(6)	(28)
Share-based compensation expenses	94	100
Loss on sales of investments and businesses, net	—	1
Loss from the extinguishment of long-term debt	18	56
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	189	312
Inventories	(99)	2
Other current assets and contract assets	(136)	(1)
Accounts payable, accrued liabilities, and contract liabilities	(39)	(379)
Other assets and liabilities	(62)	(18)
Deferred income taxes	2	24
Net cash provided by operating activities	1,134	909
Investing
Acquisitions and investments, net	(360)	(282)
Proceeds from sales of investments and businesses, net	4	8
Capital expenditures	(175)	(151)
Proceeds from sales of property, plant and equipment	6	56
Net cash used for investing activities	(525)	(369)
Financing
Net proceeds from issuance of debt	844	892
Repayments of debt	(351)	(911)
Proceeds from revolving credit facility draw	—	800
Repayment of revolving credit facility draw	—	(600)
Revolving credit facility renewal fees	(7)	—
Issuances of common stock	99	59
Purchases of common stock	(397)	(441)
Payments of dividends	(362)	(327)
Payments of dividends to non-controlling interests	(5)	(4)
Net cash used for financing activities	(179)	(532)
Effect of exchange rate changes on total cash and cash equivalents	(31)	(2)
Net increase in total cash and cash equivalents	399	6
Cash and cash equivalents, beginning of period	1,254	1,001
Cash and cash equivalents, end of period	$1,653	$1,007

Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$1,134	$909
Capital expenditures	(175)	(151)
Free cash flow*	$959	$758
*Free cash flow is a non-GAAP financial measure and is calculated as Net cash provided by operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$1,325	$1,163	14%
Software and Services	782	705	11%
Total Motorola Solutions	$2,107	$1,868	13%

	Nine Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$3,538	$3,124	13%
Software and Services	2,313	2,017	15%
Total Motorola Solutions	$5,851	$5,141	14%

Operating Earnings
	Three Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$224	$164	37%
Software and Services	227	188	21%
Total Motorola Solutions	$451	$352	28%

	Nine Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$440	$305	44%
Software and Services	678	523	30%
Total Motorola Solutions	$1,118	$828	35%

Operating Earnings %
	Three Months Ended
	October 2, 2021	September 26, 2020
Products and Systems Integration	16.9%	14.1%
Software and Services	29.1%	26.7%
Total Motorola Solutions	21.4%	18.9%

	Nine Months Ended
	October 2, 2021	September 26, 2020
Products and Systems Integration	12.4%	9.8%
Software and Services	29.3%	25.9%
Total Motorola Solutions	19.1%	16.1%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangible Assets Amortization Expense, Share-Based Compensation Expenses, and Other Highlighted Items)
(In millions)

Three Months Ended April 3, 2021
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS Impact
Intangible assets amortization expense	Intangibles amortization	$58	$13	$45	$0.26
Share-based compensation expenses	Cost of sales, SG&A and R&D	29	6	23	0.13
Reorganization of business charges	Cost of sales and Other charges (income)	16	3	13	0.07
Operating lease asset impairments	Other charges (income)	7	1	6	0.03
Hytera-related legal expenses	SG&A	2	1	1	0.01
Acquisition-related transaction fees	Other charges (income)	1	—	1	0.01
Fair value adjustments to equity investments	Other income (expense)	(5)	(1)	(4)	(0.02)
Release of uncertain tax positions	Other income (expense)	(1)	4	(5)	(0.03)
Total impact on Net earnings		$107	$27	$80	$0.46

Three Months Ended July 3, 2021
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS Impact
Intangible assets amortization expense	Intangibles amortization	$58	$9	$49	$0.28
Share-based compensation expenses	Cost of sales, SG&A and R&D	31	2	29	0.17
Loss from extinguishment of long-term debt	Other expense	18	4	14	0.08
Reorganization of business charges	Cost of sales and Other charges (income)	9	2	7	0.04
Hytera-related legal expenses	SG&A	8	1	7	0.04
Acquisition-related transaction fees	Other charges (income)	3	—	3	0.02
Legal settlements	Other charges (income)	3	1	2	0.01
Impact of tax law changes on deferred tax balances	Income tax expense	—	(2)	2	0.01
Fair value adjustments to equity investments	Other income	(8)	(2)	(6)	(0.03)
Adjustments to uncertain tax positions	Interest income, net and Income tax expense	(9)	(1)	(8)	(0.05)
Release of valuation allowance on deferred tax assets	Income tax expense	—	33	(33)	(0.19)
Total impact on Net earnings		$113	$47	$66	$0.38

Three Months Ended October 2, 2021
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangible assets amortization expense	Intangibles amortization	$56	$9	$47	$0.27
Share-based compensation expenses	Cost of sales, SG&A and R&D	34	6	28	0.16
Fair value adjustments to equity investments	Other expense	18	4	14	0.08
Hytera-related legal expenses	SG&A	8	1	7	0.04
Reorganization of business charges	Cost of sales and Other charges (income)	4	—	4	0.02
Acquisition-related transaction fees	Other charges (income)	2	—	2	0.02
Adjustments to uncertain tax positions	Interest income, net and Income tax expense	1	—	1	0.01
Release of valuation allowance on deferred tax assets	Income tax expense	—	1	(1)	(0.01)
Total impact on Net earnings		$123	$21	$102	$0.59

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangible Assets Amortization Expense, Share-Based Compensation Expenses, and Other Highlighted Items)
(In millions)

Nine Months Ended October 2, 2021
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangible assets amortization expense	Intangibles amortization	$172	$31	$141	$0.81
Share-based compensation expenses	Cost of sales, SG&A and R&D	94	14	80	0.46
Reorganization of business charges	Cost of sales and Other charges (income)	29	5	24	0.15
Hytera-related legal expenses	SG&A	18	3	15	0.09
Loss from extinguishment of long-term debt	Other expense	18	4	14	0.08
Acquisition-related transaction fees	Other charges (income)	6	—	6	0.03
Operating lease asset impairments	Other charges (income)	7	1	6	0.03
Fair value adjustments to equity investments	Other expense	5	1	4	0.02
Legal settlements	Other charges (income)	3	1	2	0.01
Impact of tax law changes on deferred tax balances	Income tax expense	—	(2)	2	0.01
Adjustments to uncertain tax positions	Interest income, net and Income tax expense	(9)	3	(12)	(0.07)
Release of valuation allowance on deferred tax assets	Income tax expense	—	34	(34)	(0.20)
Total impact on Net earnings		$343	$95	$248	$1.42

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$1,325	$1,163	14%
Software and Services	782	705	11%
Total Motorola Solutions	$2,107	$1,868	13%

	Nine Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$3,538	$3,124	13%
Software and Services	2,313	2,017	15%
Total Motorola Solutions	$5,851	$5,141	14%

Non-GAAP Operating Earnings
	Three Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$273	$219	25%
Software and Services	282	244	16%
Total Motorola Solutions	$555	$463	20%

	Nine Months Ended
	October 2, 2021	September 26, 2020	% Change
Products and Systems Integration	$599	$473	27%
Software and Services	848	696	22%
Total Motorola Solutions	$1,447	$1,169	24%

Non-GAAP Operating Earnings %
	Three Months Ended
	October 2, 2021	September 26, 2020
Products and Systems Integration	20.6%	18.9%
Software and Services	36.0%	34.6%
Total Motorola Solutions	26.3%	24.8%

	Nine Months Ended
	October 2, 2021	September 26, 2020
Products and Systems Integration	16.9%	15.1%
Software and Services	36.7%	34.5%
Total Motorola Solutions	24.7%	22.7%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Reconciliations of Operating Earnings to Non-GAAP Operating Earnings and Operating Margin to Non-GAAP Operating Margin
(In millions)

Three Months Ended April 3, 2021
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,773	$1,015	$758
Operating earnings ("OE")	$298	$77	$221
Above-OE non-GAAP adjustments:
Intangible assets amortization expense	58	13	45
Share-based compensation expenses	29	22	7
Reorganization of business charges	16	12	4
Operating lease asset impairment	7	5	2
Hytera-related legal expenses	2	2	—
Acquisition-related transaction fees	1	—	1
Total above-OE non-GAAP adjustments	113	54	59
Operating earnings after non-GAAP adjustments	$411	$131	$280

Operating earnings as a percentage of net sales - GAAP	16.8%	7.6%	29.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.2%	12.9%	36.9%

Three Months Ended July 3, 2021

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,971	$1,198	$773
Operating earnings ("OE")	$370	$139	$231
Above-OE non-GAAP adjustments:
Intangible assets amortization expense	58	13	45
Share-based compensation expenses	31	24	7
Reorganization of business charges	9	7	2
Hytera-related legal expenses	8	8	—
Legal settlements	3	2	1
Acquisition-related transaction fees	3	1	2
Total above-OE non-GAAP adjustments	112	55	57
Operating earnings after non-GAAP adjustments	$482	$194	$288

Operating earnings as a percentage of net sales - GAAP	18.8%	11.6%	29.9%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.4%	16.2%	37.2%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Reconciliations of Operating Earnings to Non-GAAP Operating Earnings and Operating Margin to Non-GAAP Operating Margin
(In millions)

Three Months Ended October 2, 2021

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$2,107	$1,325	$782
Operating earnings ("OE")	$451	$224	$227
Above-OE non-GAAP adjustments:
Intangible assets amortization expense	56	13	43
Share-based compensation expenses	34	25	9
Hytera-related legal expenses	8	8	—
Reorganization of business charges	4	3	1
Acquisition-related transaction fees	2	—	2
Total above-OE non-GAAP adjustments	104	49	55
Operating earnings after non-GAAP adjustments	$555	$273	$282

Operating earnings as a percentage of net sales - GAAP	21.4%	16.9%	29.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	26.3%	20.6%	36.0%

Nine Months Ended October 2, 2021

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$5,851	$3,538	$2,313
Operating earnings ("OE")	$1,118	$440	$678
Above-OE non-GAAP adjustments:
Intangible assets amortization expense	172	39	133
Share-based compensation expenses	94	71	23
Reorganization of business charges	29	23	6
Hytera-related legal expenses	18	18	—
Acquisition-related transaction fees	6	1	5
Operating lease asset impairment	7	5	2
Legal settlements	3	2	1
Total above-OE non-GAAP adjustments	329	159	170
Operating earnings after non-GAAP adjustments	$1,447	$599	$848

Operating earnings as a percentage of net sales - GAAP	19.1%	12.4%	29.3%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.7%	16.9%	36.7%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Reconciliation of Revenue to Non-GAAP Organic Revenue
(In millions)

	Three Months Ended
	October 2, 2021	September 26, 2020	% Change
Net sales	$2,107	$1,868	13%
Non-GAAP adjustments:
Sales from acquisitions	43	28
Organic revenue	$2,064	$1,840	12%

	Nine Months Ended
	October 2, 2021	September 26, 2020	% Change
Net sales	$5,851	$5,141	14%
Non-GAAP adjustments:
Sales from acquisitions	143	32
Organic revenue	$5,708	$5,109	12%